UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement Amendment

On December 10, 2020, Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC (together, the “Borrowers”), each a subsidiary of Uniti Group Inc. (the “Company”), entered into Amendment No. 7 (the “Amendment”) to that certain credit agreement, dated as of April 24, 2015 (as amended from time to time prior to the date hereof, the “Credit Agreement”) among the Borrowers, the guarantors party thereto, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and an L/C issuer and certain other lenders named therein.

Pursuant to the Amendment, commitments from new and existing lenders under the Credit Agreement’s revolving credit facility (the “Revolving Credit Facility”) have increased to $500 million and, subject to certain conditions, the maturity date of such commitments has been extended to December 10, 2024. As amended, the Revolving Credit Facility provides that (i) upon receipt of routine regulatory approvals, new and extended commitments under the Revolving Credit Facility will bear interest at a rate of LIBOR plus 375 to 450 basis points, with 0% LIBOR floor, depending on the Company’s secured leverage ratio, and (ii) certain limitations that were included in previous amendments to our credit agreement have been modified or removed, including restrictions relating to debt incurrence, restricted payments, and permitted investments.

The Revolving Credit Facility will be subject to an earlier maturity date of 91 days prior to the maturity of any outstanding debt with a principal amount of at least $200 million, unless the Company's unrestricted cash balance plus remaining revolving credit facility commitments exceeds the principal amount of such debt at all times following such 91st day until the maturity of such indebtedness. Certain non-extending lender commitments of approximately $60 million will mature on April 24, 2022 and will continue to bear interest at rates previously in effect. Prior to the expiration of these commitments, the aggregate size of the Revolving Credit Facility will be $560 million from all lenders.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 7 to the Credit Agreement, dated as of December 10, 2020, among Uniti Group LP, Uniti Group Finance Inc. and CSL Capital LLC, as borrowers, the guarantor party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary